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                                                                    Exhibit 4(b)

                               BRUSH WELLMAN INC.
                                       AND
                         BRUSH ENGINEERED MATERIALS INC.

            AMENDMENT TO BRUSH WELLMAN INC. 1995 STOCK INCENTIVE PLAN

                  Brush Wellman Inc., an Ohio corporation ("BRUSH"), and Brush Engineered Materials Inc., an Ohio corporation ("BEM"), hereby amend the Brush Wellman Inc. 1995 Stock Incentive Plan (the "1995 PLAN") for the purpose of substituting BEM for Brush under the 1995 Plan and to otherwise reflect the terms of the reorganization of Brush through the merger of Brush Merger Co. into Brush and the conversion of shares of common stock of Brush, par value $1.00 per share, into shares of BEM, without par value:

         1. The 1995 Plan is hereby named the Brush Engineered Materials Inc. 1995 Stock Incentive Plan.

         2. In accordance with Section 16 of the 1995 Plan, Section 18 is hereby added thereto, to read, in its entirety, as follows:

         "        10. BRUSH ENGINEERED MATERIALS INC. AS SUCCESSOR.
         Notwithstanding anything contained herein to the contrary, from and after the consummation of a merger of Brush Merger Co. into the Corporation on the terms approved by the shareholders of the Corporation on May 2, 2000 (the "Merger")

                  (a) Brush Engineered Materials Inc. ("BEM") will (i) automatically succeed to the Corporation as the issuer under this Plan, (ii) be assigned, accept and assume all the powers, rights, liabilities, obligations and duties of the Corporation immediately prior to the time BEM succeeded to this Plan and
                           (iii) perform the terms of this Plan in the same manner and to the same extent as the Corporation was required to perform them immediately prior to the succession;

                  (b) The terms of this Plan will be binding upon and inure to the benefit of BEM;

                  (c) The term "Common Shares" will be interpreted to mean shares of common stock of BEM, without par value, subject to any adjustments authorized by Section 9 of this Plan;

                  (d) Each agreement entered into pursuant to this Plan will be interpreted to be consistent with this Plan to the extent that it would have been consistent with this Plan had BEM not succeeded to Brush as issuer hereunder; and

                  (3) The Directors of Brush Engineered Materials Inc. serving immediately after the Merger will be deemed "Approved Directors" for purposes of this Plan."


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                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing amendment to be duly executed and delivered.

                                   BRUSH WELLMAN INC.

                                   /s/ Michael C. Hasychak
                                   -------------------------------------------
                                   By:  Michael C. Hasychak
                                        Vice President, Secretary and Treasurer


                                   BRUSH ENGINEERED MATERIALS INC.

                                   /s/ Michael C. Hasychak
                                   -------------------------------------------
                                   By:  Michael C. Hasychak
                                        Vice President, Secretary and Treasurer